SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[ x ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2))

                     DATA TRANSMISSION NETWORK CORPORATION
                (Name of Registrant as Specified in its Charter)
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------
       5) Total fee paid:

          ----------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                                        ----------------------------------
          2)   Form, Schedule or Registration Statement No.:
                                                             -------------
          3)   Filing Party:
                            ----------------------------------------------
          4)   Date Filed:
                          ------------------------------------------------

                      DATA TRANSMISSION NETWORK CORPORATION
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1999



     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Data Transmission Network Corporation, a Delaware corporation (the "Company"), will be held at the Holiday Inn-Old Mill, 655 North 108th Avenue, Omaha, Nebraska on Wednesday, April 28, 1999 at 10:00 A.M. Omaha time for the following purposes, as more fully described in the accompanying Proxy Statement:

     1.   To elect seven directors to the Board of Directors.

     2. To consider and vote upon a proposal to approve the Company's 1999 Stock Incentive Plan.

     3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the 1999 fiscal year.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 1, 1999, as the record date for determination of the stockholders of the Company entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope provided. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/ Brian L. Larson
                                             ---------------------------
Omaha, Nebraska                              Brian L. Larson
March 25, 1999                               Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                      DATA TRANSMISSION NETWORK CORPORATION
                                 Proxy Statement


                                      Index
                                                                           Page

Proxy Statement...............................................................1
Proxies.......................................................................1
Voting Securities.............................................................1
Election of Directors.........................................................2
Ownership by Certain Beneficial Owners and Management.........................5
Executive Compensation........................................................8
Compensation Committee Report on Executive Compensation......................11
Proposal for 1999 Stock Incentive Plan.......................................13
Approval of Appointment of Auditors..........................................19
Transactions with Management.................................................19
Compensation Committee Interlocks and Insider Participation..................19
Stockholder Proposals for 2000 Annual Meeting................................19
Section 16(a) Beneficial Ownership Reporting Compliance......................20
Other Matters................................................................20
Miscellaneous................................................................20
Exhibit 1 to Proxy Statement - 1999 Stock Incentive Plan.....................22

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 28, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Data Transmission Network Corporation, a Delaware corporation (the "Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn-Old Mill, 655 North 108th Avenue, Omaha, Nebraska on Wednesday, April 28, 1999, at 10:00 A.M. Omaha time. Stockholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the Meeting. The Company's principal executive offices are located at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.

                                     PROXIES

     Proxies are being solicited by the Board of Directors of the Company with all costs of the solicitation to be paid by the Company. If the accompanying proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. A stockholder may revoke any proxy given pursuant to this solicitation by delivering to the Company prior to the Meeting a written notice of revocation or by attending the Meeting and voting in person. This notice of Annual Meeting of Stockholders, proxy statement and accompanying proxy card are first being mailed to stockholders on or about April 1, 1999.

                                VOTING SECURITIES

     At March 1, 1999, the Company had issued and outstanding 11,625,320 shares of the Company's $.001 par value common stock. The Company has no other class of voting securities outstanding. Each stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the stockholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the Meeting. The seven nominees receiving the most votes at the Meeting will be elected as directors. Each share has one vote on all other matters. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting is required for approval of all other matters being submitted to the stockholders for their consideration.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees or for certain nominees for directors. Abstentions from voting on the proposal to approve the 1999 Stock Incentive Plan or to ratify the appointment of auditors are treated as votes against such proposal. Broker non-votes on the proposal to approve the 1999 Stock Incentive Plan or to ratify the appointment of auditors are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect a board of seven directors for a term extending until the 2000 annual meeting of stockholders of the Company and until their respective successors have been elected and qualify. The Board of Directors has nominated for election or re-election as directors: Peter H. Kamin, Jay H. Golding, Anthony S. Jacobs, David K. Karnes, Joseph F. Mazzella, Greg T. Sloma and Roger W. Wallace. All of the nominees presently are serving as directors of the Company. Proxies may be voted for seven directors.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the By-Laws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Set forth below is certain information as of March 25, 1999, with respect to the nominees for election as directors of the Company. The information relating to their respective business experience was furnished to the Company by such persons.




Nominee                    Age          Positions and Offices with the Company            Director Since
-------                   -----         ---------------------------------------          ----------------

Jay H. Golding             53            Director                                           March 1999

Anthony S. Jacobs          68            Director                                           March 1999

Peter H. Kamin             37            Director                                           1998

David K. Karnes            50            Director                                           1989

Joseph F. Mazzella         46            Director                                           March 1999

Greg T. Sloma              47            President, Chief Operating Officer and             1993
                                         Director

Roger W. Wallace           42            Senior Vice President and Director                 1984

     Mr. Golding founded and was President of Products Industries Corporation ("PIC") from 1974 until May 20, 1981. PIC was an international trading company with offices in eleven Southeast Asian countries, distributing chemicals and synthetic resins to major manufacturers. In 1979, Mr. Golding founded Khampak Industries, Inc., a company engaged in custom packaging of synthetic resins and plastics. In May of 1981, Mr. Golding merged both companies into Hi-Port Industries, Inc., and served as President until January of 1985 when he was elected by the Board of Directors to Chairman of the Board and Chief Executive Officer. Hi-Port became the largest contract manufacturer of chemical based aerosol, soft stick, and liquid consumer products in North America. The company was acquired by CCL Industries of Toronto, Canada in November of 1989. Mr. Golding is presently a director of Bogan Aerotech, a joint venture partner of Bell Helicopter Textron, Inc. He is also Chairman and CEO of American International Partners, L.L.C.

     Mr. Jacobs served as Chairman of the Board of Wessel Group from 1976 to 1995 and has been a private investor since 1995.

     Mr. Kamin has served as President of Peak Management, Inc., a General Partner of Peak Investment Limited Partnership, since 1992. Mr. Kamin served as co-manager of the U.S. private and public equity market activities for The Morningside Group (an offshore family trust) from 1987 to 1992. He served as Assistant Portfolio Manager for the Fidelity Magellan Fund and the Fidelity Over-The-Counter Fund from 1986 to 1987. He was an Equity Analyst at Fidelity Management and Research from 1983 to 1986. As more fully disclosed in the Proxy Statement, as of the record date Mr. Kamin and Peak Investment Limited Partnership are the beneficial owners of 546,200 shares of DTN common stock. Such shares represent approximately 4.7% of the Company's outstanding shares of common stock.

     Mr. Karnes has served as President and Chief Executive Officer of The Fairmont Group, Inc., a financial services and consulting firm, since 1989. He is currently a Director of the Federal Home Loan Bank of Topeka and served as its Chairman from 1989 to 1996. Mr. Karnes also served as a United States Senator from 1987 to 1989.


     Mr. Mazzella has been a partner in the law firm of Lane, Altman & Owens in Boston, Massachusetts, since 1985. He is currently a director of Alliant Techsystems, Inc. (NYSE:ATK) and Insurance Auto Auctions, Inc. ("NASDAQ:IAAI).


     Mr. Sloma has served as President of the Company since January 1996. He has served as Chief Operating Officer of the Company since January 1994. Mr. Sloma served as Executive Vice President of the Company from January 1994 to December 1995 and as Chief Financial Officer from April 1993 to December 1993. From 1983 to 1993, Mr. Sloma was a Tax Partner at Deloitte & Touche. Mr. Sloma has served as a Director of West TeleServices Corporation since 1997.

     Mr. Wallace has served as Senior Vice President of the Company since 1989. He served as Vice President of the Company from 1984 to 1989.


     Messrs. Golding, Jacobs and Mazzella were selected to serve as directors of the Company pursuant to discussions held between Mr. Kamin and the Company's former Chairman of the Board and Chief Executive Officer, Roger R. Brodersen, which discussions preceded the resignations of Mr. Brodersen, Scott A. Fleck, Richard R. Jaros, J. Michael Parks and Jay E. Ricks as directors of the Company on March 24, 1999.

Board Meetings and Committees

     The Board of Directors met twelve times (four regular and eight special meetings) during the fiscal year ended December 31, 1998. During fiscal 1998, with the exception of Mr. Parks and Mr. Robert Herman (former Director of the Company) who were not present at one meeting of the Board of Directors, all directors attended all of the meetings of the Board of Directors, and related committees on which they served. The Company does not have a Standing Nominating Committee.


     The Audit Committee recommends the selection of the independent auditors, reviews the scope of the audits performed by them and reviews their audit report and any recommendations made by them relating to internal financial controls and procedures. Members of the Audit Committee met twice during fiscal 1998. David
K. Karnes, Peter H. Kamin and Jay E. Ricks were members of the 1998 Audit Committee, with Mr. Ricks acting as the Chairman. The current members of the Audit Committee are Peter H. Kamin (Chairman), David K.
Karnes and Jay H. Golding.

     The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officers' compensation and the Company's employee benefit plans; provided, however, the Compensation Committee administers the Company's Stock Option Plan of 1989 through its Stock Option Plan Subcommittee, consisting of all members of the Compensation Committee other than Greg T. Sloma. Members of the 1998 Compensation Committee, which met once during fiscal 1998, were Richard R. Jaros, David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma, with Mr. Karnes acting as the Chairman of the Compensation Committee and Mr. Jaros acting as Chairman of the Stock Option Plan Subcommittee. The current members of the Compensation Committee are Mr. Karnes (Chairman) and Messrs. Kamin, Jacobs, Mazzella and Sloma.



     At the Annual Meeting of the Board of Directors of the Company, held May 21, 1998, the Board established a committee of its members (the "Special Committee") to explore alternatives to produce greater value for the Company's shareholders. Members of the 1998 Special Committee, which met three times during the fiscal year ended December 31, 1998, were Roger R. Brodersen, Jay E. Ricks, Peter H. Kamin and Richard R. Jaros, with Mr. Kamin acting as Chairman for the meetings. The current members of the Special Committee are Peter H. Kamin (Chairman), Joseph F. Mazzella and Anthony S. Jacobs.


Directors Compensation

     During fiscal 1998, each member of the Board of Directors who was not an employee of the Company received $2,500 for each regular Board of Directors meeting attended, $5,000 for the eight special Board of Directors meetings attended, $600 for each Audit Committee meeting attended, $1,500 for the Compensation Committee meeting attended and $1,500 for the three Special Committee meetings attended. Non-employee members of the Board of Directors also receive awards under the Company's Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan"). Stock option grants under the Non-Employee Directors Plan are automatic and occur each time a non-employee director is elected, re-elected or appointed a director of the Company. In 1998, Richard R. Jaros, Peter H. Kamin, David K. Karnes, J. Michael Parks and Jay E. Ricks each received an option to purchase 3,500 shares of the Company's common stock at an exercise price of $41.75 per share. The Non-Employee Directors Plan had been amended for fiscal year 1998 to reduce from 4,500 to 3,500 the number of shares for which options are to be awarded to each non-employee director. The exercise price of options granted under the Non-Employee Directors Plan is the fair market value of the common stock on the date of the option grant.

              OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the beneficial ownership of the Company's common stock by each person or group who, as of March 1, 1999, to the knowledge of the Company, beneficially owned more than 5% of the Company's common stock:

       Name and Address of                 Amount and Nature          Percent of
         Beneficial Owner                     of Ownership               Class

Roger R. Brodersen                          1,719,641   (1)               14.8%
16705 Ontario Plaza
Omaha, NE  68130

Wanger Asset Management, L.P.,              1,539,800   (2)               13.2%
  Wanger Asset Management Ltd.,
  and Ralph Wanger
227 West Monroe, Suite 3000
Chicago, IL 60606

Wallace R. Weitz & Company                  1,164,100   (3)               10.0%
1125 South 103rd Street
Suite 600
Omaha, NE  68124

Acorn Investment Trust,                     1,028,100   (4)                8.8%
  Series Designated Acorn Fund
227 West Monroe Street, Suite 3000
Chicago, IL 60606


-----------------------------------

(1) This includes 249,167 shares subject to options exercisable within 60 days of March 1, 1999, 39,150 shares held in a trust for the benefit of Mr. Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 18,455 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

(2) According to a Schedule 13G dated February 23, 1999, Wanger Asset Management, L.P., Wanger Asset Management Ltd., and Ralph Wanger have shared voting and shared dispositive power over such shares. Such shares include 1,028,100 shares also shown in this table as beneficially owned by Acorn Investment Trust, Series Designated Acorn Fund. Wanger Asset Management, L.P. serves as investment adviser to such trust. Wanger Asset Management Ltd. is the general partner of Wanger Asset Management, L.P. Ralph Wanger is the principal stockholder of Wanger Asset Management Ltd.

(3) According to a Schedule 13G dated February 10, 1999, Wallace R. Weitz & Company has sole voting and shared dispositive power over such shares.

                                       9

(4) According to a Schedule 13G dated February 23, 1999, Acorn Investment Trust has shared voting and shared dispositive power over such shares. Such shares also are shown in this table as beneficially owned by Wanger Asset Management, L.P. which is the investment advisor of Acorn Fund.


     The following table sets forth information as to the shares of common stock of the Company beneficially owned as of March 1, 1999, by each director of the Company, by each nominee for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table beginning on page 8, and by all directors and executive officers of the Company (including Roger
R. Brodersen) as a group:

                                           Amount and Nature         Percent of
Beneficial Owner                           of Ownership ( 1)         Class ( 2)

Roger R. Brodersen                          1,719,641    (3)            14.8%


Anthony S. Jacobs                             145,500                    1.3%

Peter H. Kamin                                546,200                    4.7%

David K. Karnes                                64,935    (4)              *

James J. Marquiss                             147,382    (5)             1.3%

Greg T. Sloma                                 175,857    (6)             1.5%

Roger W. Wallace                              282,985    (7)             2.4%

Charles R. Wood                                48,353    (8)              *


All directors and executive officers
as a group (
18 persons)                                 3,292,295    (9)            28.3%

*Less than 1.0%
---------------------

(1) The number of shares in the table include interests of the named persons, or of members of the directors and executive officers as a group, in shares held by the trustee of the Company's 401(k) Savings Plan. The beneficial owners have sole investment power over these shares but do not have sole voting power.

(2) Shares subject to options exercisable within 60 days of March 1, 1999 ("Presently Exercisable Options") are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                       10

(3) Includes 249,167 shares subject to Presently Exercisable Options, 39,150 shares which are held in trust for Mr. Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 18,455 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

(4)       Includes 35,499 shares subject to Presently Exercisable Options.

(5) Includes 72,999 shares subject to Presently Exercisable Options and 14,383 shares allocated to Mr. Marquiss through his participation in the Company's 401(k) Savings Plan.

(6) Includes 131,677 shares subject Presently Exercisable Options, 4,212 shares beneficially owned by Mr. Sloma's children and 21,728 shares allocated to Mr. Sloma through his participation in the Company's 401(k) Savings Plan.

(7) Includes 101,182 shares subject to Presently Exercisable Options, 4,500 shares beneficially owned by Mr. Wallace's spouse, and 15,453 shares allocated to Mr. Wallace through his participation in the Company's 401(k) Savings Plan.

(8) Includes 3,758 shares subject to Presently Exercisable Options and 7,932 shares allocated to Mr. Wood through his participation in the Company's 401(k) Savings Plan.

(9) Includes 680,538 shares subject to Presently Exercisable Options, 39,150 shares held in trust for the children of executive officers and directors, 45,711 shares owned beneficially by spouses or children of executive officers and directors, and 92,727 shares allocated to executive officers through their participation in the Company's 401(k) Savings Plan.


                             EXECUTIVE COMPENSATION


     The following table sets forth information with respect to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the fiscal year ended December 31, 1998.

                           Summary Compensation Table
                     Long Term
                  Annual Compensation                                            Compensation
                  -------------------                                            ------------
   (a)                (b)           (c)           (d)              (e)               (f)              (g)
 -------            -------       -------        ------           ------            -----            -----
                                                                    Other          Securities
                                                                   Annual          Underlying
Name and Principal                                                 Compen-          Options           All Other
   Position                    Year        Salary        Bonus    sation(1)        (shares)         Compensation(2)
------------------            ------       ------        -----    ---------        ----------       ---------------

Roger R. Brodersen             1998       $200,000      $122,518      $0          $   7,500            $6,400
Chairman &                     1997        195,744       137,304       0             10,000             6,400
Chief Executive Officer        1996        179,172       112,178       0            240,000(3)          9,500

Greg T. Sloma                  1998        180,000       110,115       0              7,500             6,400
President &                    1997        172,593       121,312       0             10,000             6,400
Chief Operating Officer        1996        145,996       147,707       0             16,500             9,500

Roger W. Wallace               1998        150,000       103,730       0              4,200             6,400
Senior Vice President          1997        143,628       123,498       0              5,600             6,400
                               1996        120,858       108,390       0              7,500             9,170

James J. Marquiss              1998        140,000        97,711       0              3,375             6,400
Senior Vice President          1997        135,936       125,401       0              4,500             6,400
                               1996        120,858       108,390       0              6,000             9,170

Charles R. Wood                1998        136,538        55,210       0              3,375             6,400
Senior Vice President          1997        120,385        59,327       0              3,400             6,400
                               1996        101,346        41,374       0              4,500             5,709

(1) Excludes perquisites and other benefits because the aggregate of such compensation was less than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) The amounts included in the All Other Compensation column represent 401(k) matching contributions made by the Company.

(3) This amount includes 225,000 shares underlying a replacement option issued to Mr. Brodersen during 1996 in exchange for the surrender of outstanding, unexpired and unexercised options to acquire an aggregate of 117,999 shares previously awarded to Mr. Brodersen under the Company's Employee Stock Option Plan. The surrendered options exercisable for 117,999 shares were considered for tax purposes as incentive stock options, whereas, the replacement option for 225,000 shares is considered for tax purposes as a non-qualified stock option. The weighted average exercise price per share of the surrendered options was $6.28, while the exercise price of the replacement option was the fair market value of the common stock on January 5, 1996 or $15.50 per share.

     The following table shows, as to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company, information about stock option grants in fiscal 1998. The Company does not grant any stock appreciation rights.


                        Option Grants In Last Fiscal Year
                        ---------------------------------
                                Individual Grants
                         -------------------------------
   (a)                     (b)                 (c)                  (d)               (e)              (f)
----------             ----------          -----------          ----------          --------          -------
                       Number of
                       Securities           Percent of
                       Underlying          Total Options
                        Options             Granted to           Exercise                           Grant Date
                        Granted            Employees In            Price           Expiration         Present
    Name             (shares) (1)          Fiscal 1998          (Per share)           Date           Value (2)
-------------------  -------------        --------------        -----------        ----------       ----------
Roger R. Brodersen       7,500               3.2%                  $27.50            1-01-08         $106,800

Greg T. Sloma            7,500               3.2%                   27.50            1-01-08          106,800

Roger W. Wallace         4,200               1.8%                   27.50            1-01-08           59,800

James J. Marquiss        3,375               1.4%                   27.50            1-01-08           48,100

Charles R. Wood          3,375               1.4%                   27.50            1-01-08           48,100


(1) Except as indicated in the footnotes to this table, the options referred to in this table were granted by the Stock Option Plan Subcommittee on January 1, 1998 under the Company's Employee Stock Option Plan.

(2) As suggested by the Securities & Exchange Commission's rules on executive compensation, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

     The following table provides information on option exercises in fiscal 1998 and the value of unexercised options at December 31, 1998 for the Chief Executive Officer and the four remaining most highly compensated executive officers.


                 Aggregated Option Exercises In Last Fiscal Year
                        And Fiscal Year End Option Values

                                                            Number of Securities
                            Shares                        Underlying Unexercised                Value of Unexercised
                           Acquired                          Options at Fiscal                   In-the-Money Options
                              On          Value              Year End (shares)                  At Fiscal Year End (1)
Name                       Exercise      Realized       Exercisable   Unexercisable        Exercisable      Unexercisable
--------------------       --------      --------       -----------   -------------        -----------      -------------

Roger R. Brodersen            -             0             163,334         94,166            $2,165,800        $1,130,700

Greg T. Sloma               15,000       382,500          122,834         19,666             2,694,800           120,600

Roger W. Wallace              -             0             101,415         10,433             2,316,500            67,200

James J. Marquiss             -             0              71,374          8,375             1,625,800            53,900

Charles R. Wood             36,288     1,327,000                0          7,141                     0            41,700



(1) The closing "bid" price of the Company's common stock as quoted by NASDAQ on December 31, 1998 was $28.88. The values shown are computed based upon the difference between this price and the exercise price of the underlying options.



     The following performance graph compares the performance of the Company's common stock to the Center for Research in Securities Prices (CRSP) Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to the CRSP Total Return Industry Index for NASDAQ Telecommunications Stocks. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1993.

                                                                 Nasdaq
                                          Nasdaq Total      Telecommunications
       Year               DTN             Return Index       Industry Index
       ----               ---             ------------      ------------------
       1993               100                  100                 100
       1994                65                   98                  83
       1995               188                  138                 109
       1996               254                  170                 112
       1997               320                  209                 165
       1998               326                  293                 270


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION



Compensation Philosophy

     The Company strives to apply a consistent philosophy on compensation for all employees, including senior management. The goals of the compensation program are to directly link compensation with corporate profitability and the enhancement of the underlying value of the Company's business. The following objectives are used by the Company and the Compensation Committee as guidelines for compensation decisions:

     Provide a competitive total compensation package that allows the Company to attract and retain the best people possible.

     The Company pays for performance. Employees are rewarded based upon corporate performance, business unit performance and individual performance.

     Provide variable compensation programs that are linked with the performance of the Company and that align executive compensation with the interests of shareholders.

Compensation Program Components

     The Compensation Committee annually reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The components of the compensation program for executive officers, which are comparable to those used for all employees, are outlined below.

     Base Salary - Base pay levels are determined by reviewing competitive positions in the market, including comparisons with companies of similar size, complexity and growth rates. Increases in base salary were recommended by senior management for fiscal 1998 for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the Compensation Committee acted in accordance with this recommendation.

     Variable Incentive Compensation - The large majority of the Company's employees, including the executive officers, participate in an annual incentive award plan. The amount of incentive compensation is based upon the Company's achievement of goals established at the beginning of the fiscal year by the Compensation Committee. For fiscal 1998, the incentive plans were tied to sales and income before income taxes, depreciation and amortization expenses. The incentive was awarded approximately 50% based on sales and 50% based on income before income taxes and depreciation and amortization expense.

     Stock Option Program - The purpose of this program, which is available to the large majority of employees, is to provide additional incentives to employees to work to maximize long-term shareholder value. It also uses vesting periods to encourage key employees to continue in the employ of the Company. The number of stock options granted to executive officers is based on competitive practices.

CEO Compensation

     The factors and criteria upon which Mr. Brodersen's compensation was based for fiscal year 1998 are the same as those considered by the Compensation Committee in establishing the compensation program for all of the executive officers of the Company as outlined above. The annual base salary of Mr. Brodersen was established by the Compensation Committee on December 18, 1997 for the period of April 1, 1998 to March 31, 1999. The Compensation Committee's decision was based on Mr. Brodersen's personal performance of his duties and on salary levels to chief executive officers of companies of similar size, complexity and growth rates.

     Mr. Brodersen's 1998 fiscal year incentive cash compensation was based on the actual financial performance of the Company. His annual cash incentive award was based on the incentive plan described above.

     An option grant for 7,500 shares was awarded to Mr. Brodersen under the Company's Employee Stock Option Plan based upon his performance and leadership with the Company.


              1998 Compensation Committee of the Board of Directors
                           David K. Karnes - Chairman
                                J. Michael Parks
                                  Jay E. Ricks
                                  Greg T. Sloma
                                Richard R. Jaros

                                 PROPOSAL NO. 2

                            1999 STOCK INCENTIVE PLAN



Proposed Plan and Purposes

     At the Meeting, the stockholders will be asked to approve the Company's 1999 Stock Incentive Plan (the "1999 Plan"), as adopted by the Board on February 25, 1999. If approved by stockholders, the 1999 Plan will replace the Company's existing employee Stock Option Plan of 1989 (the "1989 Plan") and the Company will not grant any new awards under the 1989 Plan. Stock options outstanding under the 1989 Plan will continue to be governed by that plan.

     As of March 1, 1999, options for approximately 1,577,000 shares of Common Stock were outstanding under the 1989 Plan, and approximately 353,000 shares of Common Stock remained available for future option grants under that plan. The Board of Directors is not requesting any additional shares not otherwise available under the 1989 Plan. The 1999 Plan authorizes for option grants or other awards to eligible full-time employees of the Company or any subsidiary of the Company (i) the 353,000 shares which remained available for future option grants under the 1989 Plan, plus (ii) the number of shares subject to stock options outstanding under the 1989 Plan which expire or terminate unexercised as to such shares. It is not possible to state the terms or types of any options or other awards that may be granted to executive officers of the Company or other persons under the 1999 Plan at a future time or to identify the persons to whom such future grants may be made.

     The 1999 Plan is intended to foster and promote the long-term financial success of the Company and its subsidiaries and thereby increase stockholder value by providing incentives to those full-time employees who are likely to be responsible for achieving such success. The Company anticipates that the 1999 Plan will assist it in recruiting and retaining key employees in the highly competitive communications/information industry. The Company also believes that participation in the 1999 Plan by full-time employees will strengthen their commitment to the Company and more closely align the interests of such persons with the interests of the Company's stockholders.

Required Vote

     Approval of the 1999 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.

The Board of Directors Recommends a vote FOR approval of the 1999 Stock Incentive Plan.

Description of the 1999 Stock Incentive Plan

     The following summary of the 1999 Plan does not purport to be complete and is subject to and qualified in its entirety by the full terms of the 1999 Plan, which appears as Exhibit 1 to this Proxy Statement.

     The 1999 Plan authorizes the grant of (i) incentive stock options under the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) performance unit awards, (v) restricted stock awards, and (vi) stock bonus awards to full-time employees of the Company or any subsidiary of the Company who are responsible for or contribute to, or are likely to be responsible for or contribute to, the growth and success of the Company or such subsidiary. The
Company and its subsidiaries currently have approximately 1,100 full-time employees who potentially are eligible to receive such a grant.

     The shares of Common Stock available for issuance pursuant to the 1999 Plan may be authorized and unissued shares or treasury shares. If there is a stock dividend, stock split, or other relevant change in the outstanding shares of Common Stock, then the Stock Option Plan Subcommittee (the "Committee") of the Board will make appropriate adjustments in (a) the aggregate number of shares of Common Stock (i) reserved for issuance under the 1999 Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards or grants, (b) the exercise or other applicable price relating to outstanding awards or grants, and (c) the appropriate fair market value and other price determinations relevant to outstanding awards or grants. Any shares subject to an option or right which expires or terminates unexercised as to such shares will again be available for the grant of awards or options under the 1999 Plan. If any shares of Common Stock which have been pledged as collateral for indebtedness incurred by an optionee in connection with an option exercise are returned to the Company in satisfaction of such indebtedness, then such shares will again be available for the grant of awards or options under the 1999 Plan.

     No award or grant under the 1999 Plan may be assigned or transferred by the recipient except by will, the laws of descent and distribution, or, in the case of awards or grants other than incentive stock options, pursuant to a qualified domestic relations order or by such other means as the Committee may approve.

Administration

     The 1999 Plan is administered by the Committee, which is composed of four directors of the Company who are not employees of the Company or any of its subsidiaries. The Committee has authority to interpret the 1999 Plan, to select the full-time employees to whom awards or options will be granted, to determine whether and to what extent awards and options will be granted under the 1999 Plan, to determine the types of awards and options to be granted and the amount, size, terms, and conditions of each award or grant, and to make other relevant determinations and administrative decisions. In general, all decisions and determinations made by the Committee pursuant to the 1999 Plan are final and binding on all persons.

     The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers, and authorities under the 1999 Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the 1999 Plan, and make grants of awards or options under the 1999 Plan to, full-time employees of the Company or any subsidiary of the Company who are subject to Section 16 of the Securities Exchange Act of 1934 at the time of such selection or the making of such a grant.

Awards and Grants

     Stock Options. The Committee may grant incentive stock options under the Code and non-qualified stock options. The option price per share may not be less than the fair market value of the Common Stock on the date of the grant. The Committee will fix the term of each option at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an option becomes exercisable and may accelerate previously established exercise rights. The Committee may permit payment of the option exercise price in cash or in shares of Common Stock valued at their fair market value on the exercise date. The Committee also may permit the exercise price to be paid by the optionee's delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price.

     If an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of six months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if the Committee determines that the optionee's employment was terminated for cause. If an optionee's employment terminates by reason of disability, then the optionee's options generally will be exercisable for twelve months after the termination to the extent that the exercise was permitted prior to or upon the termination (but not after the expiration date of the option). If an optionee dies while in the employ of the Company or a subsidiary, then the optionee's options generally will be exercisable by the optionee's personal representative or other successor for twelve months after the date of death to the extent that the exercise was permitted prior to or upon the optionee's death (but not after the expiration date of the option).

     Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SAR's") which entitle the grantee to receive, upon the exercise of an SAR, an award equal to all or a portion of the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of the exercise over (ii) a specified price not less than the fair market value of the Common Stock at the time the SAR was granted. An SAR may be granted independently or in connection with a stock option grant. Upon the exercise of an SAR, the applicable award may be paid in cash or in shares of Common Stock (or a combination thereof) as the Committee may determine. The Committee will fix the term of an SAR at the time of its grant, but such term may not be more than ten years after the date of the grant. The Committee may determine when an SAR becomes exercisable and may accelerate previously established exercise rights.

     The provisions of the 1999 Plan relating to exercisability of SAR's upon the termination of a grantee's employment are similar to those discussed above in connection with stock options.

     Performance Unit Awards. The Committee may grant performance unit awards, which entitle the grantees to receive future payments based upon and subject to the achievement of preestablished long-term performance targets. In connection with such awards, the Committee is required to establish (i) performance periods of not less than two nor more than five years, (ii) the value of each performance unit, and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events, but such adjustments may not increase the payment due upon attainment of the previously established performance targets. Performance unit awards, to the extent earned, may be paid in cash or shares of Common Stock (or a combination thereof) as the Committee may determine.

     If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the 1999 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned in the case of disability) to the grantee or the grantee's legal representative.

     Restricted Stock Awards. The Committee may grant restricted stock awards consisting of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions established by the Committee. The Committee must determine the restriction period applicable to a restricted stock award and the amount, form, and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. The Committee in its discretion may provide for the lapse in installments of the restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

     If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

     Stock Bonus Awards. The Committee may grant a stock bonus award based upon the performance of the Company, a subsidiary, or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of Common Stock which are the subject of a stock bonus award.

Miscellaneous Provisions

     Unless the 1999 Plan is sooner terminated by the Board, the 1999 Plan will terminate on February 24, 2009. Awards or options outstanding at the time of the termination of the 1999 Plan will remain in effect in accordance with their terms. The Board may amend the 1999 Plan at any time; however, stockholder approval must be obtained for any amendment for which such approval is required by Rule 16b-3 under the Securities Exchange Act of 1934 or Sections 162(m) or 422 of the Code. The Company's obligation to deliver shares of Common Stock or make cash payments under the 1999 Plan is subject to applicable tax withholding requirements; in the discretion of the Committee, required tax withholding amounts may be paid by the grantee in cash or shares of Common Stock having a fair market value equal to the required tax withholding amount.

Certain Federal Income Tax Consequences

     The following brief description of certain federal income tax consequences is based upon present federal income tax laws and regulations and does not purport to be a complete description of the federal income tax consequences of the 1999 Plan.

     Incentive Stock Options. The grant of an incentive stock option under the 1999 Plan will not result in taxable income to the grantee or a tax deduction for the Company. If the grantee holds the shares purchased upon the exercise of an incentive stock option for at least one year after the purchase of the shares and until at least two years after the option was granted, then the grantee's sale of the shares will result in a long-term gain or loss (depending upon the grantee's holding period), and the Company will not be entitled to any tax deduction. If the grantee sells or otherwise transfers the shares before such holding periods have elapsed, then the grantee generally will recognize ordinary income and the Company would be entitled to a tax deduction in an amount equal to the lesser of (i) the fair market value of the shares on the exercise date minus the option price or (ii) the amount realized upon the disposition minus the option price. Any gain in excess of such ordinary income portion would be taxable as long-term or short-term capital gain depending upon the grantee's holding period for the shares. The excess of the fair market value of the shares received on the option exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     Non-Qualified Stock Options. The grant of a non-qualified stock option under the 1999 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of a non-qualified stock option, the grantee will be taxed at ordinary income rates on the excess of the fair market value of the shares received over the option exercise price, and the Company generally will be entitled to a tax deduction in the same amount. The exercise price of the non-qualified stock option plus the amount included in the grantee's income as a result of the option exercise will be treated as the grantee's basis in the shares received, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss depending upon the grantee's holding period for the shares. The grantee's sale of shares acquired upon the exercise of a non-qualified stock option will have no tax consequences to the Company.

     Stock Appreciation Rights and Performance Unit Awards. The grant of an SAR or a performance unit award under the 1999 Plan will not result in taxable income to the grantee or a tax deduction for the Company. Upon the exercise of an SAR or the receipt of cash or shares of Common Stock upon the payment of a performance unit award, the grantee will recognize ordinary income and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of the shares plus any cash received.

     Restricted Stock Awards. The grant of a restricted stock award should not result in taxable income for the grantee or a tax deduction for the Company if the shares of Common Stock transferred to the grantee are subject to restrictions which create a substantial risk of forfeiture of the shares by the grantee if certain conditions prescribed at the time of the grant are not subsequently satisfied. However, the grantee may elect within 30 days after the acquisition of the shares to recognize ordinary income on the date of the acquisition in an amount equal to the excess (if any) of the fair market of the shares on the date of the grant, determined without regard to the restrictions imposed on such shares (other than restrictions which by their terms will never lapse), over the amount (if any) paid for the shares. If the grantee does not make the election referred to in the preceding sentence, then, when the restrictions imposed upon the shares lapse or otherwise terminate, the grantee of the shares will recognize ordinary income in an amount equal to the excess (if any) of the fair market value of the shares on the date of such lapse or other termination over the amount (if any) paid for the shares. If and when the grantee of a restricted stock award recognizes ordinary income with respect to the shares covered by such award, the Company generally will be entitled to a tax deduction in the same amount. The amount paid by the grantee for restricted shares plus any amount recognized by the grantee as ordinary income under the rules described above will be treated as the grantee's basis in the shares; when the grantee sells the shares covered by a restricted share award following the lapse or other termination of the restrictions, any gain or loss on such sale will be treated as long-term or short-term capital gain or loss depending upon the grantee's holding period. Any dividends paid to the grantee of restricted shares while the shares are still subject to the restrictions would be treated as compensation for federal income tax purposes.

     Stock Bonus Awards. When a stock bonus award is paid to a grantee by the delivery of shares of Common Stock, the grantee will recognize ordinary income and the Company generally will be entitled to a tax deduction in an amount equal to the fair market value of such shares at the time of such delivery. If, however, such shares are subject to any restrictions, which create a substantial risk of forfeiture, then the tax rules described above with respect to restricted stock awards would be applicable.

Market Price

     The closing price of the Common Stock on the Nasdaq Stock Market on March 1, 1999, was $22.25 per share.

                                 PROPOSAL NO. 3

                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has, upon the recommendation of the Audit Committee, appointed the firm of Deloitte & Touche LLP to audit the Company's financial statements for the fiscal year ending December 31, 1999, subject to ratification by the stockholders of the Company. Deloitte & Touche LLP served as the Company's auditors for the 1998 fiscal year.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and voting at the Meeting. If the stockholders should not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have an opportunity to make a statement if desired, and will be available to respond to appropriate stockholder questions.

The Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                          TRANSACTIONS WITH MANAGEMENT

     No reportable transactions occurred during fiscal 1998 between the Company and its officers and directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served on the 1998 Compensation Committee of the Company's Board of Directors: Richard R. Jaros, David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma. Mr. Sloma, because he is an officer and employee of the Company, abstains from all votes dealing with officer compensation. Also, only Mr. Jaros, Mr. Karnes, Mr. Parks and Mr. Ricks were members of the 1998 Stock Option Plan Subcommittee of the Compensation Committee which administered the Company's Stock Option Plan of 1989.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders for which consideration is desired at the 2000 annual meeting of stockholders of the Company must be received by the Company no later than November 25, 1999, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.



     If a stockholder wishes to present a proposal for consideration at the 2000 annual meeting of stockholders of the Company without having such matter included in the proxy statement of the Company for such annual meeting but does not give the Company notice of such matter by February 15, 2000, then the proxies solicited by the Board of Directors for such annual meeting may confer discretionary authority on the persons holding such proxies to vote on such matter in accordance with their judgment. Stockholder proposals should be sent to the Secretary of the Company at the principal executive office of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1998, its executive officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except that Mr. German and Mr. Sloma each filed one late report covering one transaction each. In making these statements, the Company has relied solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year, Forms 5 furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. The Company did not receive timely advance notice from any stockholder that such stockholder intends to bring a matter before the Meeting; for such purpose, timely advance notice means notice of the particular matter at least 45 days before this year's date which corresponds to the date on which the Company first mailed its proxy materials for last year's annual meeting of stockholders. Therefore, if any matter not discussed in this Proxy Statement is properly presented at the Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

                                  MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company will, upon request, reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegram, telephone or other means without additional compensation. The Company has retained First National Bank of Omaha, the Company's stock transfer agent, to assist in the distribution and solicitation of proxies at a cost of approximately $5,000, including the reimbursement of certain expenses.

     The Company's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 1, 1999. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on page 11 and the Performance Graph on page 10 shall not be incorporated by reference into any such filings.

                                                         THE BOARD OF DIRECTORS

Omaha, Nebraska
March 25, 1999



A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, DATA TRANSMISSION NETWORK CORPORATION, 9110 WEST DODGE ROAD, SUITE 200, OMAHA, NEBRASKA 68114.

                                    Exhibit 1
                               To Proxy Statement


                      DATA TRANSMISSION NETWORK CORPORATION
                            1999 Stock Incentive Plan

         1. Purpose. The purpose of the Data Transmission Network Corporation 1999 Stock Incentive Plan (the "Plan") is to foster and promote the long-term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those full-time employees who are likely to be responsible for achieving such success.

         2. Certain Definitions.

         "1989 Plan" means the Company's existing employee Stock Option Plan of 1989.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

         "Committee" shall have the meaning provided in Section 3 of the Plan.

         "Common Stock" means the Common Stock, $.001 par value per share, of the Company.

         "Company" means Data Transmission Network Corporation, a Delaware corporation.

         "Disability" means (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fair Market Value" means, as determined by the Committee, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not admitted to trading on a national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on the day for which the determination is being made as reported through Nasdaq, or, if bid and asked prices for the Common Stock on such day are not reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

         "Incentive Stock Option" means any stock option intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

         "Non-Qualified Stock Option" means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

         "Parent Corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "Performance Unit Award" means an award granted pursuant to Section 8.

         "Plan Year" means the twelve-month period beginning on January 1 and ending on December 31; provided, that the first Plan Year shall be a short Plan Year beginning on the date the Plan becomes effective and ending on December 31, 1999.

         "Restricted Stock Award" means an award of Common Stock granted pursuant to Section 9.

         "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

         "Stock  Appreciation  Right" means an award granted pursuant to Section
7.

         "Stock Bonus Award" means an award of Common Stock granted  pursuant to
Section 10.

         "Stock Option" means any option to purchase Common Stock granted pursuant to Section 6.

         "Subsidiary" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or by a Subsidiary, whether or not such corporation now exists or hereafter is organized or acquired by the Company or by a Subsidiary.

         3. Administration. The Plan shall be administered by a committee composed solely of two or more members of the Board (the "Committee") selected by the Board, each of whom shall qualify as a "Non-Employee Director" within the meaning of Rule 16b-3 and as an "outside director" within the meaning of Section 162(m) of the Code.

     The Committee shall have authority to grant to eligible employees of the Company or its Subsidiaries, pursuant to the terms of the Plan, (a) Stock Options, (b) Stock Appreciation Rights, (c) Restricted Stock Awards, (d) Performance Unit Awards, (e) Stock Bonus Awards, or (f) any combination of the foregoing.

     Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the full-time employees to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations necessary or advisable for the administration of the Plan.

     Unless otherwise expressly provided in the Plan, all decisions and determinations made by the Committee pursuant to the provisions of the Plan shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the full-time employees to whom awards and options are granted under the Plan, the heirs and legal representatives of such employees, and the personal representatives and beneficiaries of the estates of such employees.

     The Committee may delegate to any officer or officers of the Company any of the Committee's duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select for awards or options under the Plan, and make grants of awards or options under the Plan to, full-time employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant.

         4. Common Stock Subject to the Plan. Subject to adjustment  pursuant to
Section 19, the maximum number of shares of Common Stock that may be issued under the Plan is (i) 353,000 shares of Common Stock which remain available for future option grants under the 1989 Plan, plus (ii) the number of shares subject to stock options outstanding under the 1989 Plan that are forfeited, terminated, canceled, acquired by the Company or expire unexercised, which maximum number shall not exceed 1,930,000. The Company shall reserve and keep available for issuance under the Plan such maximum number of shares of Common Stock, subject to adjustment pursuant to Section 19. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Except as otherwise provided in the Plan, any shares subject to an option or right which expires for any reason or terminates unexercised as to such shares shall again be available for the grant of awards or options under the Plan. If any shares of Common Stock have been pledged as collateral for indebtedness incurred by an optionee in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, then such shares shall again be available for the grant of awards or options under the Plan.

         5. Eligibility to Receive Awards and Options. Awards and options may be granted under the Plan to those full-time employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the growth and success of the Company or any Subsidiary. The granting of an award or option under the Plan to an employee of the Company or any Subsidiary shall conclusively evidence the Committee's determination that such grantee meets one or more of the criteria referred to in the preceding sentence. Directors of the Company or of any Subsidiary who are not employees of the Company or any Subsidiary shall not be eligible to participate in the Plan.

         6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non-Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                  (a) Type of Option. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non-Qualified Stock Option, as the case may be.

                  (b) Option Price. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

                  (c) Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant;
         provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that one-third of the shares covered by each Stock Option granted under the Plan shall become exercisable on each of the first three anniversaries of the date of its grant, unless the option agreement specifically provides otherwise and except as such exercisability is accelerated upon the death or Disability of the optionee as provided in Section 6(e). The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

                  (d) Payment for Shares. The Committee may permit all or part of the payment of the option exercise price to be made (i) in cash, by check or by wire transfer or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee's exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

                  (e) Rights upon Termination of Employment. In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries for any reason other than such optionee's death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee's legal representative) shall have the right to exercise the Stock Option during its term within a period of six (6) months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee's legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that the employment of the optionee with the Company or any Subsidiary has been terminated for cause. In the event of such determination, the optionee (and the optionee's legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company's obligation to sell or deliver shares of Common Stock under such Stock Option.

                  In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries by reason of such optionee's Disability, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, such optionee or such optionee's legal representative shall have the right to exercise such Stock Option during its term within a period of twelve (12) months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination (as such exercisability is accelerated pursuant to the next sentence) or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the provisions of this
         Section 6(e), unless otherwise specified in the Stock Option agreement, in the event that an optionee ceases to be employed by the Company and all of its Subsidiaries by reason of such optionee's Disability, each Stock Option granted more than twelve (12) months prior to such event shall become immediately exercisable in full.

                  In the event that an optionee ceases to be employed by the Company and all of its Subsidiaries by reason of such optionee's death, prior to the expiration of a Stock Option and without such optionee's having fully exercised such Stock Option, the personal representative of such optionee's estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve (12) months after the date of such optionee's death to the extent that such Stock Option was exercisable at the time of such death (as such exercisability is accelerated pursuant to the next sentence) or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the provisions of this Section 6(e), unless otherwise specified in the Stock Option agreement, in the event that an optionee dies, each Stock Option granted more than twelve (12) months prior to such death shall become immediately exercisable in full.

         To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under
Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

         7. Stock Appreciation Rights. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                  (a) Award. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted or, if connected with a previously granted Stock Option, not less than the Fair Market Value of the Common Stock at the time such Stock Option was granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, shares of Common Stock (valued at their then Fair Market Value) or any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option. In the event of the exercise of a Stock Appreciation Right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the Stock Appreciation Right as to which such exercise occurs.

                  (b) Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that one-third of each Stock Appreciation Right granted under the Plan shall become exercisable on each of the first three anniversaries of the date of its grant, unless the agreement specifically provides otherwise and except as such exercisability is accelerated upon the death or Disability of the grantee as provided in Section 7(c). The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

                  (c) Rights upon Termination of Employment. In the event that a grantee of a Stock Appreciation Right ceases to be employed by the Company and all of its Subsidiaries for any reason other than such grantee's death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee's legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of six (6) months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee's legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that the employment of the grantee with the Company or any Subsidiary has been terminated for cause. In the event of such determination, the grantee (and the grantee's legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee's legal representative) shall have delivered a notice of exercise prior to the Committee's making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company's obligations under such Stock Appreciation Right.

                  In the event that a grantee of a Stock Appreciation Right ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's Disability, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, such grantee or such grantee's legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve (12) months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination (as such exercisability is accelerated pursuant to the next sentence) or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the provisions of this
         Section 7(c), unless otherwise specified in the Stock Appreciation Right agreement, in the event that a grantee ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's Disability, each Stock Appreciation Right granted more than twelve (12) months prior to such event shall become immediately exercisable in full.

                  In the event that a grantee ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's death, prior to the expiration of a Stock Appreciation Right and without such grantee's having fully exercised such Stock Appreciation Right, the personal representative of the grantee's estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciate Right during its term within a period of twelve (12) months after the date of such grantee's death to the extent that such Stock Appreciation Right was exercisable at the time of such death (as such exercisability is accelerated pursuant to the next sentence) or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the provisions of this Section 7(c), unless otherwise specified in the Stock Appreciation Right agreement, in the event that a grantee dies, each Stock Appreciation Right granted more than twelve (12) months prior to such death shall become immediately exercisable in full.

         8. Performance Unit Awards. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long-term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                  (a) Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

                  (b) Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

                  (c) Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, such targets shall be established in conformity with the requirements of Section 162(m) of the Code.

                  (d) Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code or, with respect to grantees not subject to Section 162(m) of the Code, such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses or indexes.

                  (e) Adjustments. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company's or another company's financial performance for Plan purposes, in order to reduce or eliminate, but not to increase, the payment with respect to a Performance Unit Award that otherwise would be due upon the attainment of such previously established performance targets. Such adjustments shall be made to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary, unusual or nonrecurring items or events.

                  (f) Payment of Performance Unit Awards. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period and shall provide such certification thereof as may be necessary to satisfy the requirements of Section 162(m) of the Code. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, shares of Common Stock (valued at their then Fair Market Value) or a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

                  (g) Termination of Employment. In the event that a grantee of a Performance Unit Award ceases to be employed by the Company and all of its Subsidiaries for any reason other than such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

                  In the event that a grantee of a Performance Unit Award ceases to be employed by the Company and all of its Subsidiaries by reason of such grantee's death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee's legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

         9. Restricted Stock Awards. Restricted Stock Awards shall consist of shares of Common Stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine, and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

                  (a) Restriction Period. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. To the extent the Committee deems necessary or appropriate to protect against the loss of deductibility pursuant to Section 162(m) of the Code, Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group or unit performance in terms of objective financial criteria or performance goals which satisfy the requirements of Section 162(m) of the Code; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee to reduce or eliminate, but not to increase, a Restricted Stock Award in order to take into account unforeseen events or changes in circumstances.

                  (b) Restriction upon Transfer. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

                  (c) Payment. The Committee shall determine the amount, form and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

                  (d) Certificates. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear the following legend (in addition to any other legends which may be appropriate):

                           "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Data Transmission Network Corporation 1999 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Data Transmission Network Corporation. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of Data Transmission Network Corporation."

         The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire. The Committee also may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates.

                  (e) Lapse of Restrictions. Except for preestablished performance objectives established with respect to Restricted Stock Awards to grantees subject to Section 162(m) of the Code, the Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(c), shall be issued to the grantee or the grantee's legal representative. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award except, with respect to grantees subject to Section 162(m) of the Code, to the extent such acceleration would result in the loss of the deductibility of such Restricted Stock Award pursuant to Section 162(m) of the Code.

                  (f) Termination of Employment. In the event that a grantee of a Restricted Stock Award ceases to be employed by the Company and all of its Subsidiaries for any reason, any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment requirement if the Committee determines such action to be equitable.

         10. Stock Bonus Awards. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group or unit performance in terms of preestablished objective financial criteria or performance goals or, with respect to participants not subject to
Section 162(m) of the Code, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted to reduce or eliminate, but not to increase, a Stock Bonus Award in order to take into account unforeseen events or changes in circumstances.

         If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be (i) subject to additional restrictions (including but not limited to restrictions on transfer) or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

         11. General Restrictions. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, (ii) the consent or approval of any governmental regulatory body, or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short-swing profit recapture liability under Section 16 of the Exchange Act.

         12. Single or Multiple Agreements. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

         13. Rights of a Stockholder. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee.

         14. No Right to Continue Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of any grantee with or without cause.

         15. Withholding. The Company's obligation to (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right, (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award, (iii) deliver stock certificates upon the vesting of any Restricted Stock Award, and (iv) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such Stock Option, Stock Appreciation Right or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

         16. Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

         17. Non-Assignability. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order or by such other means (if any) as the Committee may approve from time to time. No right or benefit under the Plan shall in any manner be subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit.

         18. Nonuniform Determinations. The Committee's determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

         19. Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split-up, spin-off, combination of shares, exchange of shares or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in
(a) the aggregate number of shares of Common Stock (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock, (b) the exercise or other applicable price related to outstanding awards or grants and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

         20. Terms of Payment. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form and manner of such payment, including but not limited to lump-sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full-recourse, limited-recourse or non-recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

         21. Termination and Amendment. The Board may terminate the Plan or amend the Plan or any portion thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code or any regulations issued under any of such statutory provisions. The termination or any modification or amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee's rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, except as otherwise expressly permitted by the Plan and subject to the provisions of Section 19, no such amendment shall adversely affect the rights of the grantee of such award or grant without such grantee's consent. Notwithstanding the foregoing provisions of this Section 21, stockholder approval of any action referred to in this Section 21 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 162(m) of the Code, Section 422 of the Code or any regulations issued under any of such statutory provisions.

         22. Severability. With respect to participants subject to Section 16 of the Exchange Act, (i) the Plan is intended to comply with all applicable conditions of Rule 16b-3 or any successor to such rule, (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan and (iii) any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 162(m) or Section 422 of the Code with respect to awards or grants subject to or governed by Section 162(m) or Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 162(m) or Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

         23. Effect on Other Plans. Participation in the Plan shall not affect an employee's eligibility to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any grants or awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.


         24. Term of Plan. The Plan was approved by the Board on, and shall be effective as of, February 25 ,1999, subject only to the approval of the Plan by the stockholders of the Company not later than December 31, 1999, and shall terminate for purposes of further grants on the earlier of February 24, 2009, or the effective date of the termination of the Plan by the Board pursuant to
Section 21. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.

         25. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

                  DATA TRANSMISSION NETWORK CORPORATION PROXY
            Annual Meeting of Stockholders To Be Held April 28, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Peter H. Kamin and Brian L. Larson, or either of them, as proxies of the undersigned, with full power of substitution to either of them, and hereby authorizes them to vote all shares of common stock of Data Transmission Network Corporation held of record by the undersigned on March 1, 1999 at the Annual Meeting of Stockholders to be held on April 28, 1999 and at any further adjournments thereof (a) as designated below on the following matters and (b) in their discretion on any other matters that properly may come before the meeting or any adjournments thereof:


1.  ELECTION OF DIRECTORS

          FOR all nominees listed below (except as marked)
    -----

          WITHHOLD AUTHORITY to vote for all nominees listed below
    -----


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)

    Peter H. Kamin       Jay H. Golding       Anthony S. Jacobs
David K. Karnes       Joseph F. Mazzella      Greg T. Sloma     Roger W. Wallace




2.  ADOPTION OF 1999 STOCK INCENTIVE PLAN         FOR      AGAINST       ABSTAIN
                                              ----     ----          ----



3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors of the Corporation for fiscal year ending December 31, 1999.

         FOR                            AGAINST                          ABSTAIN
     ----                           ----                             ----

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Data Transmission Network Corporation to be held on April 28, 1999 and the Proxy Statement for such meeting.

Dated                             , 1999
      ---------------------------          -----------------------------------


                                           -----------------------------------
                                                  (Signature of Stockholder)

Note: Please sign exactly as name appears on stock certificate (as Indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.

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